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                                                                    Exhibit 10.1

                               EXTENSION AGREEMENT

                                                              September 10, 1997

Mr. Daniel E. Gold
229 Orchard Way
Merion Station, Pennsylvania  19066

Dear Mr. Gold:

                  Reference is made to that certain employment agreement dated as of January 1, 1995 between the undersigned Century Communications Corp. as "Company" and yourself, Daniel E. Gold as "Employee" (the "Employment Agreement") pursuant to which you are currently employed by the Company as therein set forth. Such designations are also utilized herein.

                  The Term of the Employment Agreement (as defined) presently expires on December 31, 1997.

                  We are now mutually desirous of extending the Term of the Employment Agreement so that same expires on December 31, 1999 rather than December 31, 1997, such extension to be under the same terms and provisions as set forth in the Employment Agreement, except as expressly provided for below.

                  Accordingly for good and valuable consideration the receipt and adequacy of which is mutually acknowledged it is agreed as follows:

                  1. The Employment Agreement is hereby amended to provide that same is extended for an additional two year period so that same expires on December 31, 1999 rather than December 31, 1997 and the Term of the Employment Agreement shall be and is deemed to be the period January 23, 1995 to December 31, 1999.

                  2. In all other respects the Employment Agreement, and the terms and provisions thereof, as above amended, are ratified, adopted and confirmed as an agreement between Company and Employee, except that:

              a) no payment of $25,000 or any other sum shall be due or payable to Employee upon execution of this Extension Agreement;

              b) no options to acquire shares of the Company's Class A Common
                 Stock under the Company's 1994 Stock Option Plan and no grant of Restricted Shares under the Company's 1992





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                 Management Equity Incentive Plan shall be
                 awarded or granted to Employee upon or by virtue of execution and delivery of this Extension Agreement.

              c) The date "December 31, 1997" in Section 8.1
                 of the Employment Agreement is hereby
                 deleted in its entirety and replaced by the date "December 31, 1999".

              d) Employee's address is corrected to:

                 229 Orchard Way
                 Merion Station, PA 19066

                  If you find the foregoing to be in order and agree to same, please so indicate your acceptance and agreement at the place provided for below.

                                               Very truly yours,

                                               CENTURY COMMUNICATIONS CORP.

                                               By:/s/ Bernard P. Gallagher
                                                  ------------------------------
                                                   Its President

AGREED TO AND ACCEPTED:

/s/ Daniel E. Gold
----------------------------------
Daniel E. Gold

                                       -2-

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